UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K/A

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): June 10, 2009

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices (zip code))

301-986-0701

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K is being filed for the sole purpose of correcting an administrative error that occurred in connection with the EDGAR filing of our Form 8-K on July 7, 2010. Specifically, this amendment is being filed to insert the correct date in the submission header for the period tag value of the EDGAR file. The original filing incorrectly had June 10, 2010.  The corrected date is June 10, 2009.  No other changes are being made to the Form 8-K in connection with this amendment.

Item 5.02   Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 10, 2009, per the terms of his employment agreement with Hanger Orthopedic Group, Inc. (the “Company”), Ivan R. Sabel provided notice to the Company of his intent to retire as employee Chairman of the Board effective June 30, 2010.  Accordingly, on June 30, 2010, Mr. Sabel retired from his position as employee Chairman of the Board of the Company.  Notwithstanding such retirement, Mr. Sabel will continue to serve the Company as non-employee Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ George E. McHenry
George E. McHenry
Chief Financial Officer

Dated: July 28, 2010